WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                             830
<SECURITIES>                                         0
<RECEIVABLES>                                   13,537
<ALLOWANCES>                                         0
<INVENTORY>                                      8,427
<CURRENT-ASSETS>                                24,955
<PP&E>                                          68,420
<DEPRECIATION>                                  22,051
<TOTAL-ASSETS>                                  83,402
<CURRENT-LIABILITIES>                           29,065
<BONDS>                                         41,623
<PREFERRED-MANDATORY>                           20,451
<PREFERRED>                                          0
<COMMON>                                      (20,468)
<OTHER-SE>                                       (896)
<TOTAL-LIABILITY-AND-EQUITY>                    83,402
<SALES>                                        301,372
<TOTAL-REVENUES>                               301,372
<CGS>                                          291,507
<TOTAL-COSTS>                                  291,507
<OTHER-EXPENSES>                                 2,569
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               3,785
<INCOME-PRETAX>                                (4,664)
<INCOME-TAX>                                      (44)
<INCOME-CONTINUING>                            (4,620)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (4,620)
<EPS-PRIMARY>                                   (1.17)
<EPS-DILUTED>                                   (1.17)

                           WAIVER                 (Exhibit 28.2)

                                                      October 29, 1998

Pride Companies, L.P.
1209 N. 4th
Abilene, Texas  79601

Gentlemen:

          We refer to the Sixth Restated and Amended Credit Agreement dated as of December 30, 1997 among Pride Companies, L.P., as borrower
(the "Borrower"), Pride Refining, Inc., Pride SGP, Inc., Desulfur
Partnership, Pride Marketing of Texas (Cedar Wind), Inc. and Pride
Borger, Inc., as guarantors (the "Guarantors") and Varde Partners,
Inc., as lender (the "Lender"), as amended by that certain First
Amendment to Sixth Restated and Amended Credit Agreement dated as of
April 15, 1998 (as so amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Waiver have the meanings specified in the Credit Agreement.

          The Borrower has requested that the Lender waive compliance with the provisions of Section 2.2 of the Credit Agreement to permit a Borrowing in excess of the Borrowing Base. Accordingly, subject to the provisions contained herein, the Lender hereby waives compliance with Section 2.2 of the Credit Agreement to the extent necessary to permit a Borrowing or Borrowings in excess of the Borrowing Base in an amount not to exceed $850,000 in the aggregate; provided, however, that under no circumstances may the aggregate amount of Revolving
Loans outstanding exceed the Revolving Credit Commitment. Please be advised that this Waiver has been made in the sole discretion of the Lender as an accommodation to the Borrower and the Guarantors and should in no way be construed as a commitment to make Revolving Loans in excess of the Borrowing Base at any time in the future. This
Waiver shall be effective only until the earlier of (i) the effective date of any amendment to the Credit Agreement and (ii) November 15, 1998.

          This Waiver shall become effective on the date on which the Borrower, the Guarantors and the Lender shall each have executed and delivered this instrument.

          Except as specifically provided herein, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents except as set forth herein.

          The Borrowers agree to pay the Lender on demand for all costs, expenses and charges incurred in connection with the preparation, reproduction, execution, delivery, filing, recording and administration of this Waiver and any other instruments and documents to be delivered hereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under such documents, and all costs and expenses, if any, in connection with the enforcement of any such documents.

          This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

          This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Waiver by signing any such counterpart.

Very truly yours,

VARDE PARTNERS, INC.

By:  George G. Hicks
Title:  Vice President

The Borrower and the Guarantors
hereby consent to the provisions
of this Waiver.

PRIDE COMPANIES, L.P.
  By Pride Refining, Inc., its
  Managing General Partner

  By:  Brad Stephens
  Title:  CEO

PRIDE REFINING, INC.

By:  Brad Stephens
Title:  CEO

PRIDE SGP, INC.

By:  Brad Stephens
Title:  CEO

PRIDE BORGER, INC.

By:  Brad Stephens
Title:  CEO

PRIDE MARKETING OF TEXAS (CEDAR WIND), INC.

By:  Brad Stephens
Title:  President

DESULFUR PARTNERSHIP
  by Pride Companies, L.P., its
  General Partner, by Pride Refining, Inc., its Managing General Partner

  By:  Brad Stephens
  Title:  CEO

  and by Pride Marketing of Texas
  (Cedar Wind), Inc., its General Partner

  By:  Brad Stephens
  Title:  President

                                WAIVER  (Exhibit 28.2)

                                        As of August 1, 1998

Pride Companies, L.P.
1209 North Fourth
Abilene, Texas  79601
Attention:  Chief Executive Officer

Ladies and Gentlemen:

     Each of the undersigned BankBoston, N.A., as Agent, as Bank
Lender and as Collateral Agent, Lehman Commercial Paper Inc., as
Documentation Agent and as Bank Lender, Union Bank of California,
N.A., as Bank Lender, and Varde Partners, Inc. hereby agrees with you as follows:

     1. References. Reference is made to each of the following agreements:

               (a) Revolving Credit and Term Loan Agreement dated as of December 30, 1997, as amended (the "Bank Loan Agreement") among Pride Companies, L.P., a Delaware limited partnership (the
     "Borrower"), Pride SGP, Inc., a Texas corporation, Pride
     Refining, Inc., a Texas corporation, Desulfur Partnership, a
     Texas general partnership, Pride Borger, Inc., a Delaware corporation, and Pride Marketing of Texas (Cedar Wind), Inc., a
     Texas corporation (collectively, the "Pride Affiliates"),
     BankBoston, N.A., as Agent (in such capacity, the "Agent"),
     Lehman Commercial Paper Inc., as Documentation Agent, and
     BankBoston, N.A., Lehman Commercial Paper Inc. and Union Bank of
     California, N.A. (collectively, the "Bank Lenders").

               (b) Sixth Restated and Amended Credit Agreement dated as of December 30, 1997, as amended (the "Varde Loan
     Agreement"), among the Borrower, the Pride Affiliates and Varde
     Partners, Inc. ("Varde");

               (c) Guarantee and Security Agreement dated as of December 30, 1997 (the "Bank Security Agreement") among the
     Borrower, the Pride Affiliates and the Agent; and

               (d)     Second Restated Security Agreement dated as of
     December 30, 1997 (the "Varde Security Agreement") between the
     Borrower and BankBoston, N.A., as Collateral Agent (in such capacity, the "Collateral Agent").

     2.  Request for Waiver.  The Borrower has reported to the Bank
Lenders, Varde, the Agent, the Documentation Agent and the Collateral
Agent (collectively, the "Lending Parties") that it is renegotiating its arrangements with Texaco Trading and Transportation, Inc., a Delaware corporation ("Texaco"). The Borrower proposes to modify its arrangements with Texaco to provide that (a) Texaco product delivered to the Borrower's terminals shall not pass to the Borrower until it is pumped from the terminals to terminal truck racks or pipelines or, in the case of JP-8 fuel, it is mixed with additives by the Borrower, (b)
Texaco shall lease from the Borrower certain storage facilities holding such product and (c) Texaco shall repurchase from the Borrower approximately 305,000 barrels of gasoline, diesel and jet fuel (the
"Repurchased Product"). These proposed transactions are to be documented by agreements in the form of the draft Amendment and Agreement and the draft Terminal and Pipeline Lease and Operating
Agreement attached hereto as Exhibit A and Exhibit B, respectively.
The Borrower has requested that the Lending Parties consent to the arrangements contemplated by this Section 2.

     3. Consent of Bank Lenders. Subject to the satisfaction of the conditions set forth in Section 6 hereof, each of the Bank Lenders, the Agent and the Documentation Agent hereby (a) consents for the purposes of Section 6.2.4 of the Bank Loan Agreement to the amendments of the Texaco Supply Contract (as defined in the Bank Loan Agreement) set forth in Exhibit A hereto, (b) agrees that the resale of the product inventory described in Section 2(c) hereto shall be treated as a sale of inventory in the ordinary course of business for the purposes of Section 6.11.1 of the Bank Loan Agreement and (c) waives any default under Section 6.11 of the Bank Loan Agreement or any other
Credit Document (as defined in the Bank Loan Agreement) arising from the lease of certain terminal and pipeline assets of the Borrower as set forth in Exhibit B hereto. In addition, the Agent acknowledges that the security interest in inventory granted under the Bank
Security Agreement extends to inventory of the Borrower and the Pride
Affiliates and shall not include inventory that is owned by Texaco
(including without limitation the inventory repurchased by Texaco as contemplated in Section 2 hereof) and stored at the facilities leased to Texaco as contemplated in Exhibit B hereto. Accordingly, with the consent of the Bank Lenders and the Documentation Agent, the Agent hereby releases its security interest in the Repurchased Product.

     4. Consent of Varde. Subject to the satisfaction of the conditions set forth in Section 6 hereof, Varde hereby (a) agrees for the purposes of Section 7.7(a) of the Varde Loan Agreement that the resale of the product inventory described in Section 2(c) hereto shall be treated as a sale of inventory in the ordinary course of business and (b) waives any default under Section 7.7 of the Varde Loan
Agreement or any other Loan Document (as defined in the Varde Loan
Agreement) arising from the lease of certain terminals and pipeline assets of the Borrower as set forth in Exhibit B hereto. In addition, the Collateral Agent acknowledges that the security interest in inventory granted under the Varde Security Agreement extends to inventory of the Borrower only and shall not include inventory that is owned by Texaco (including without limitation the inventory repurchased by Texaco as contemplated in Section 2 hereof) and stored at the facilities leased to Texaco as contemplated in Exhibit B hereto. Accordingly, with the consent of Varde, the Collateral Agent hereby releases its security interest in the Repurchased Product.

     5.  Cross-Consents.  Each of the Bank Lenders, the Agent, the
Documentation Agent, Varde and the Collateral Agent hereby consent to the granting of each consent, waiver and acknowledgment granted by each of such parties pursuant to the foregoing Sections 3 and 4.

     6. Conditions. The waivers and consents granted herein are subject to the following conditions.

               (a) That the aggregate market value of the product inventory resold to Texaco as permitted hereby shall not exceed
     $5,500,000, that the price paid to the Borrower therefor shall not be less than the price paid or agreed to be paid by the Borrower to Texaco in consideration of the original delivery of such product to the Borrower, that such price shall be paid in cash and/or in cancellation of current liabilities owing from the Borrower to Texaco and that such resale shall be effective by the close of business on August 1, 1998.

               (b)     That the facilities leased to Texaco as
     provided in the form of Terminal and Pipeline Lease and Operating
     Agreement attached as Exhibit B hereto will consist solely of the refined product terminal facilities of the Borrower at Abilene, Aledo and San Angelo, Texas, the San Angelo pipeline and Tye
     Station to Abilene terminal pipeline, excluding all crude oil storage facilities.

               (c) That the agreements with Texaco permitted hereby shall be in the forms provided in Exhibits A and B hereto with no changes except such modifications, if any, as shall have been agreed to in writing by the Agent and Varde.

               (d) Without regard to the Borrower's compliance with any other terms of this agreement, upon payment from Texaco to the Borrower the Lending Parties agree that they will make no claims against Texaco for the Repurchased Product.

     7. Representations and Warranties. In order to induce the Lending Parties to enter into this Waiver, each of the Borrower and the Pride Affiliates jointly and severally represents and warrants to each of the Lending Parties that:

     7.1. No Legal Obstacle to Agreements. Neither the execution and delivery of this Waiver or the agreements with Texaco contemplated by
Section 2 of this Waiver, nor the consummation of any transaction referred to in or contemplated by this Waiver or such agreements, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Waiver or such agreements, has constituted or resulted in or will constitute or result in:

               (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any of the Borrower or the Pride Affiliates is a party or by which it is bound, or of the charter or by-laws of any of the Borrower or the Pride Affiliates;

               (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any of the Borrower or the Pride Affiliates;

               (c) the creation under any agreement, instrument, deed or lease of any lien upon any of the assets of any of the borrower or the Pride Affiliates, except for the lease to Texaco of the facilities of the Borrower described in Exhibit B hereto;
     or

               (d) any redemption, retirement or other repurchase obligation of any of the Borrower or the Pride Affiliates under any charter, by-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other person is required to be obtained or made by any of the Borrower or the Pride Affiliates in connection with the execution and delivery of this Waiver or such agreements or the transactions contemplated hereby or thereby.

     7.2. Defaults. Immediately after giving effect to the Waiver, no Default (as defined either in the Bank Loan Agreement or in the Varde Loan Agreement) shall exist.

     7.3.  Incorporation of Representations and Warranties.
Immediately after giving effect to the Amendment, the representations and warranties set forth in Section 7 of the Bank Loan Agreement and in Article V of the Varde Loan Agreement will be true and correct as if originally made on and as of the date of this Waiver (except to the extent of any representation or warranty which refers to a specific earlier date).

     8. Limitation. The waiver and consents set forth herein shall apply only to the proposed agreements and transactions described in Sections 2 and 6 hereof and shall not constitute or imply any waiver or consent for any other agreement or transaction now or hereafter contemplated, no matter how similar to those contemplated hereby.
Each of the Bank Loan Agreements, the Varde  Loan Agreement, the Bank
Security Agreement and the Varde Security Agreement is confirmed as in full force and effect.

     9. General. This Waiver constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Waiver are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This
Waiver may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.
This Waiver shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

     Each of the undersigned has caused this Waiver to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written. This Waiver shall take effect when so executed by each of the Borrower, the Pride Affiliates and the Lending Parties and delivered to the Borrower, the Agent and Varde.

BANKBOSTON, N.A., for Itself and as Agent and as Collateral Agent

By:  Peter Hailey
     Authorized Officer


LEHMAN COMMERCIAL PAPER INC., for
     Itself and as Documentation Agent

By:  Michelle Swanson
     Authorized Signatory


UNION BANK OF CALIFORNIA, N.A.

By:  Walter M. Roth
     Vice President


VARDE PARTNERS, INC.

By:  George Hicks
     Authorized Officer


Accepted and agreed to:

PRIDE COMPANIES, L.P.
  by Pride Refining, Inc., its
  Managing General Partner

By:  Dave Caddell
Title:  Vice President


Consented to:

PRIDE REFINING, INC.

By:  Dave Caddell
Title:  Vice President


PRIDE SGP, INC.

By:  Dave Caddell
Title:  Vice President


PRIDE BORGER, INC.

By:  Dave Caddell
Title:  Vice President


PRIDE MARKETING OF TEXAS (CEDAR
   WIND), INC.

By:  Dave Caddell
Title:  Secretary


DESULFUR PARTNERSHIP
   by Pride Companies, L.P., its General Partner, by Pride Refining, Inc., its Managing General
   Partner

By:  Dave Caddell
Title:  Vice President

    and by Pride Marketing of Texas (Cedar Wind),
    Inc., its General Partner


By:  Dave Caddell
Title:  Secretary
